UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2022

CAMBIUM NETWORKS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-38952	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Cambium Networks, Inc. 3800 Golf Road, Suite 360
Rolling Meadows, Illinois		60008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 345 943-3100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.0001 par value	CMBM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Marc Nelson, the global controller and chief accounting officer of Cambium Networks Corporation (the "Company"), will resign his employment and all officer positions with the Company effective upon the commencement of employment of his successor, expected in September 2022. Mr. Nelson has agreed to remain available on a consultancy basis to assist with the transition.

(c) On August 12, 2022, the Company reached agreement with Mr. John M. Becerril, age 55, to join the Company as Global Controller and Chief Accounting Officer (Principal Accounting Officer) effective September 1, 2022. Mr. Becerril joins the Company from Elkay Manufacturing, a privately held global plumbing products manufacturing company where he was senior director and corporate controller from February 2019 to the present. Elkay Manufacturing recently merged with Zurn Water Solutions to create Zurn Elkay Water Solutions. From May 2018 to February 2019 Mr. Becerril was corporate controller at Durvant, LLC, a global packaging equipment manufacturing company, and from May 2004 to May 2018, he held various positions of increasing responsibility for accounting and finance with Cabot Microelectronics Corporation, a publicly traded company and leading supplier of CMP polishing slurries and CMP pad supplier to the semiconductor industry, including director of accounting from July 2013 to May 2018 and assistant corporate controller from March 2007 to July 2013. Mr. Becerril holds a B.S. degree in Accounting from Northeastern Illinois University, Chicago and an M.B.A. from Loyola University of Chicago, Quinlan School of Business.

There are no family relationships between Mr. Becerril and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 ("Regulation S-K"). Since the beginning of the Company's last fiscal year, the Company has not engaged in any transaction in which Mr. Becerril had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

In connection with his appointment, the Company expects to grant Mr. Becerril a restricted share unit ("RSU") for the award of such number of shares of the Company's ordinary shares determined by dividing USD$120,000 by the 30-day average closing price of the Company's ordinary shares on the NASDAQ Global Market prior to the date of approval of the grant. The RSU will vest over four years, with twenty-five percent (25%) of the RSUs vesting on the one year anniversary of the date of grant, and the remaining vesting in equal quarterly installments over the next 36 months. The grant is expected to be approved by the compensation committee of the Company's board of directors at the first meeting held after Mr. Becerril's commencement of employment. In addition, Mr. Becerril is eligible for an annual cash bonus under the corporate bonus plan established by the Company for employees and officers of the Company who do not participate in the Company's commission-based incentive compensation plan, with payment determined based upon achievement of certain performance goals and corporate milestones established by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMBIUM NETWORKS CORPORATION

Date:	August 18, 2022	By:	/s/ Andrew Bronstein
		Name: Title:	Andrew Bronstein Chief Financial Officer